UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Amendment No. 4

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

TOFLA MEGALINE

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

7372

Primary Standard Industrial Classification Code Number

37-1911358

IRS Employer Identification Number

Manzanillo 33. Local E, Col. Roma Norte

Mexico, Mexico, 06700

234 901 8927

+52 5541607366

Email: principal@tofla.top

(Address and telephone number of principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” accelerated filer,” “smaller reporting Company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer

Accelerated filer

Non-accelerated filer

Smaller reporting Company X

Emerging growth Company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee *
Common Stock:	5,000,000	$0.03	$150,000	$16.37

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed. We require minimum funding of approximately $37,500 to conduct our proposed operations for a period of one year.

TOFLA MEGALINE 5,000,000 SHARES OF COMMON STOCK $0.03 PER SHARE

This is the initial offering of common stock of TOFLA MEGALINE and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.03 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $12,000. We require minimum funding of approximately $37,500 to conduct our proposed operations for a period of one year. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Rodolfo Guerrero Angulo, will attempt to sell the shares to his close acquaintances such as family members, friends, former colleagues etc. We are making this offering without the involvement of underwriters or broker-dealers. There is no minimum number of shares required to be purchased.

Following the completion of this offering, Mr. Angulo will own 100% of our outstanding common stock if no shares are sold and 47.4% of our outstanding common stock if all 5,000,000 shares are sold. Due to this he can make and control corporate decisions that may be disadvantageous to minority shareholders.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Angulo will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Tofla Megaline is a development stage Company. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Tofla Megaline is not a “shell company” or a “blank check company”. We are committed to implementing our business plan as described in herewith in the Prospectus. The management of the Company does not have plans or intentions to acquire or to be merged with an operating company, nor does our management or any of our stakeholders, have plans to enter into a change of control transaction.

As of the date of this Prospectus, there have been no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

See "risk factors" for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth Company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 13 before buying any shares of Tofla Megaline’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2021

TABLE OF CONTENTS
PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	18
DESCRIPTION OF BUSINESS	24
LEGAL PROCEEDINGS	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	26
EXECUTIVE AND MANAGEMENT COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
PLAN OF DISTRIBUTION	30
DESCRIPTION OF SECURITIES	33
INDEMNIFICATION	34
INTERESTS OF NAMED EXPERTS AND COUNSEL	34
EXPERTS	34
AVAILABLE INFORMATION	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	35
INDEX TO THE FINANCIAL STATEMENTS	35

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Tofla Megaline” refers to Tofla Megaline Corporation. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

TOFLA MEGALINE

Tofla Megaline was incorporated in the state of Nevada on August 31, 2018. We are development stage Company and intend to commence operations in the business of software development for robotic devices. We plan to provide easy-to-use, high quality and cost-effective automation AI solutions.

Tofla Megaline will be focusing on both stand-alone and integrated solutions in order to cover a broader selection of services, especially in the surveillance area. Using autonomous robotic units as a means of surveillance is a new tendency all over the globe. Robotic units can be used for patrolling warehouses, malls, backyards, office areas and buildings etc. Our focus in going to be developing specialized software for the units that will cover all the necessary functionality for surveillance and data transfer. We intend to engage in business activity, however, there is no assurance that we will be successful in developing our marketable product.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $37,500 for the next twelve months as described in our Plan of Operations. In the event we are unable to raise the minimum expected amount, we may have to scale back the business or cease our operations entirely. There is no assurance that we will generate any substantial revenue in the first 12 months after completion our offering or ever generate substantial revenue.

Being a development stage Company, we have limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Manzanillo 33. Local E, Mexico, Col. Roma Norte, 06700, Mexico. Our phone number is +525541607366.

From inception (August 31, 2018) until the date of this filing, we have had limited operating activities and have reported no revenue. Our audited financial statements as of July 31, 2021 reports an accumulated deficit of $3,079. As of April 30, 2022, the Company had an accumulated deficit of $26,468. Our independent registered public accounting firm has issued an audit opinion for Tofla Megaline which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan and currently we are working on a software development.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $37,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $37,500, our business may fail. We do not anticipate earning substantial revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	TOFLA MEGALINE
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:	The shares will be offered for a period of three hundred and sixty-five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	$150,000
Securities Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Rodolfo Guerrero Angulo. If we are successful at selling all the shares in this offering, we will have 9,500,000 shares issued and outstanding.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $12,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $150,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the period from August 31, 2018 (Inception) to April 30, 2022:

Financial Summary	As of April 30, 2022 ($)
Cash and Deposits	1,643
Total Assets	12,026
Unearned Revenue	1,450
Total Liabilities	33,994
Total Stockholder’s Equity (Deficit)	(21,968)
Statement of Operations	Accumulated From August 31, 2018 (Inception) to April 30, 2022 ($)
Total Expenses	26,468
Net Loss for the Period	26,468

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade later, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are Company with limited operations. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of July 31, 2021, we had cash in the amount of $4,100 and liabilities of $6,130. As of April 30, 2022, we had cash in the amount of $1,643 and liabilities of $33,994. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $37,500 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Rodolfo Guerrero Angulo, our sole officer and director, who has agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses according to the Loan Agreements dated August 31, 2018 and April 20, 2022. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We are a development stage Company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on August 31, 2018 and to date have been involved mostly in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

Because our sole officer and director might own more than 50% of our outstanding common stock following the offering, he can make and control corporate decisions that may be disadvantageous to minority shareholders.

Mr. Angulo, our sole officer and director, might own more than 50% of the outstanding shares of our common stock. The percentage of voting power may remain unless we sell less than 45% of the offering. Accordingly, he might have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, consolidations, and the sale of all or substantially all our assets, and the power to prevent or cause a change in control. The interests of Mr. Angulo may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Any significant disruption in our intended software services could result in a loss of customers.

Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of the website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our software unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our software may be displaced by newer technology.

The software development industries are undergoing rapid and significant technological change. Other companies may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our software obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. If our product candidates become obsolete and our efforts to secure and develop new products do not result in any commercially successful products, our sales and revenues will decline.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

Software development niche is competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful software operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

We have no customers and we cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. if we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our Company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Rodolfo Guerrero Angulo for all of our operations. The loss of Mr. Angulo would have a substantial negative effect on our Company and may cause our business to fail. Mr. Angulo has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Angulo’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Rodolfo Guerrero Angulo, our sole officer and director will only be devoting limited time to our operations. Even if our sole officer and director were to devote approximately 40 hours of his time to our operations per week, there would be a possibility that our operations may be sporadic and occur because all this time could be not enough for our business. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Our sole officer and director has no experience managing a public Company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public Company. Rodolfo Guerrero Angulo, our sole officer and director has no experience managing a public Company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public Company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public Company that is reporting Company with the

Securities and Exchange Commission. However, if we cannot operate successfully as a public Company, your investment may be materially adversely affected.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officers.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our officers; enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal
•	securities laws against the officers; enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in
•	foreign courts against our officers; and bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers

As an “emerging growth Company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth Company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth Company, we will not be required to:

-  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-  provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-  submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say- on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation. In addition, Section 107 of the JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will remain an “emerging growth Company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently;

-  completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks associated with this offering

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on August 31, 2018, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

We are not required to raise a minimum amount in this Offering.

We do not have a minimum amount we must raise in order to accept proceeds in this offering. We may only raise a minimum of capital, which would leave us with insufficient capital to implement our business plan, which may result in a complete loss of your investment in the Company unless we are able to raise the required capital from alternative sources. We cannot assure you that alternative capital or financing would be available.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Mr. Angulo does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Angulo does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Board (“OTCQB”). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock quoted for sale. As of the date of this filing, there have been no discussions or understandings between Tofla Megaline and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Rodolfo Guerrero Angulo, our sole officer and director, who has agreed to loan the Company funds to complete the registration process according to the Loan Agreement dated August 31, 2018. Mr. Angulo’s agreement to provide us loans for registration costs is non-binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded Company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Board.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,500,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 9,500,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis and we require minimum funding of approximately $37,500 to conduct our proposed operations for a period of one year. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 10% shares sold	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
Gross proceeds	$15,000	$37,500	$75,000	$112,500	$150,000
Offering expenses	$12,000	$12,000	$12,000	$12,000	$12,000
Net proceeds	$3,000	$25,500	$63,000	$100,500	$138,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000	$10,000
Office & Laboratory	-	3,000	$3,000	$3,750	$4,500
Professional Equipment	-	4,000	$4,500	$4,500	$4,750
Professional Software	-	-	$3,000	$3,500	$4,250
Business Website	-	-	$2,000	$2,750	$3,500
Marketing	-	-	$9,500	$22,500	$35,000
Sales	-	-	$10,000	$20,000	$30,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Rodolfo Guerrero Angulo, our president, and director, has agreed to loan the Company funds to complete the registration process according the Loan Agreement dated August 31, 2018. Mr. Rodolfo Guerrero Angulo’s agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Board when and if our common stocks become eligible for trading on the Over-the-Counter Board. Mr. Angulo will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Angulo. Mr. Angulo will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held Company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

Percent of Shares Sold from Maximum Offering Available	10%	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03	$0.03
Post offering net tangible book value	($18,968)	$3,532	$41,032	$78,532	$116,032
Post offering net tangible book value per share	($0.0038)	$0.0006	$0.0059	$0.0095	$0.0122
Pre-offering net tangible book value per share	($0.0049)	($0.0049)	($0.0049)	($0.0049)	($0.0049)
Increase (Decrease) in net tangible book value per share after offering	$0.0011	$0.0055	$0.0107	$0.0144	$0.0171
Dilution per share	$0.0338	$0.0294	$0.0241	$0.0205	$0.0178
% dilution	112.65%	97.95%	80.46%	68.27%	59.29%
Capital contribution by purchasers of shares	$15,000	$37,500	$75,000	$112,500	$150,000
Capital Contribution by existing stockholders	$4,500	$4,500	$4,500	$4,500	$4,500
Percentage capital contributions by purchasers of shares	76.92%	89.29%	94.34%	96.15%	97.09%
Percentage capital contributions by existing stockholders	23.08%	10.71%	5.66%	3.85%	2.91%
Gross offering proceeds	$15,000	$37,500	$75,000	$112,500	$150,000
Anticipated net offering proceeds	$3,000	$25,500	$63,000	$100,500	$138,000
Number of shares after offering held by public investors	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	5,000,000	5,750,000	7,000,000	8,250,000	9,500,000
Purchasers of shares percentage of ownership after offering	10.00%	21.74%	35.71%	45.45%	52.63%
Existing stockholders percentage of ownership after offering	90.00%	78.26%	64.29%	54.55%	47.37%

The historical net tangible book value as of April 30, 2022 was ($18,968) or approximately ($0.0034) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2022.

The following table sets forth as of April 30, 2022, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth Company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth Company, we will not be required to:

• have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

• provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•                     comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•                     submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. In addition, Section 107 of the JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth Company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $4,100 as of July 31, 2021 and $1,643 as of April 30, 2022. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Rodolfo Guerrero Angulo, our President, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees according to the Loan Agreements dated August 31, 2018 and April 20, 2022. As of April 30, 2022, Mr. Angulo has advanced to us $32,544. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $37,500 of funding from this offering. Being a development stage Company, we have limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at Manzanillo 33.Local E, Mexico, Col. Roma Norte, 06700, Mexico. Our phone number is +525541607366.

We are a development stage Company and we have recognized no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We are not currently planning an expansion, and we have not decided yet on the scale of our development. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

In order to meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up possible proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $150,000 from this offering, we may need more funds for ongoing business operations after the first year and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on August 31, 2018. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage Company that has recognized no revenue to date and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering. Tofla Megaline intends to develop AI software for autonomous robotic units in Mexico. We believe that the industry of AI-controlled robots will be the most perspective during next decades. One of the most prominent directions is developing security and surveillance software. We plan to sell software to potential clients mostly in Mexico and partly world-wide. However, there is no assurance that we will be successful in developing our marketable product. We have recognized no revenue to date and our principal business activities to date mostly consist of developing a business plan.

Following the business plan described in the Prospectus, Tofla Megaline has initiated development of its autonomous robotic units for surveillance. As a first step, the Company is introducing microprocessors designed to provide wireless communication between the robotic units and remote servers. Such microprocessors allow for processing information received by sensors installed on the robotic units and further transferring it to the servers. The information is transferred via modern standards of Wi-Fi and Bluetooth protocols in order to ensure the shortest response time. The microprocessor modules are capable of operating in a wide range of temperatures and can operate autonomously for long periods of time due to optimized power consumption.

We intend to spend money on research and development when our business plan is complete in order to develop our software. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 365 days upon effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of available funding provided to us by our Director. Upon completion of our public offering, our specific goal will be profitable selling of our services.

Office (1-3 months) $5,500-16,500

In order to commence intended business operations, we will require to establish an appropriate office space. It includes purchasing office equipment and furniture. This will allow us to test our AI software and make corresponding changes to it. We believe that it will cost at least $5,500 to set up an office and obtain the necessary equipment and supplies to continue operations. If we sell 75% of the shares offered, we will buy next-level equipment with advanced features that will cost us approximately $11,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations.

Equipment (4-6 months) $5,000-14,500

Tofla Megaline will also require high-level computer equipment with advanced features to enable for smooth and productive development. We need a minimum of 2 top-tier personal computers capable of processing large amounts of data. We also intend to buy at least one set of professional equipment with intelligent camera, data server, and plate radar to test our software. We intend to spend $5,000 minimum for the equipment and in case we sell 50%, 75% and 100% of the shares we will buy next-level equipment. It will cost about $6,000, $11,500 and $14,500 accordingly.

Software (4-5 months) $8,000-14,500

The Company will be in demand for professional software used in programming. We plan to buy advanced licenses for multiple workstations in order to support business growth and development. Our director will be responsible for programming. We plan to spend a minimum of $8,000 and a maximum of $14,500 for 25% and 100% sold, respectively.

Website (1-3 months) $8,000-12,500

Following our marketing strategy, we are developing a website for promotional purposes. First expenses included website design development and launch of the website amounting to $6,325. You can refer to it at https://tofla.top/. Our president Mr. Angulo is responsible for content and design of the website. We plan to continue working on the website. If we sell 75% of the shares, we will develop an additional landing page for our software. In case we sell 75% and 100% of the shares we will hire an outside studio for development and expect to pay amounts ranging from $3,000 to $3,500.

Marketing (6-12 months) $9,500-35,000

We plan to use different marketing strategies in our marketing campaign, such as online marketing, specialized magazines and presentations. We intend to use marketing strategies, such as web advertisements, social communities marketing, direct mailing, and phone calls to acquire potential customers. We believe that key marketing strategy for our type of business will be online marketing. We plan to advertise our Company through Google AdWords and Yahoo Ad Manager technologies.

Sales (6-12 months) $10,000-30,000

We plan to sell our software to our potential clients through outside sales managers. We will consider hiring a salesperson who will be responsible for our sales and locating new clients. In case we sell 75% and 100% of the shares we will extend the number of salespersons working together.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Gross proceeds	$37,500	$75,000	$112,500	$150,000
Offering expenses	$12,000	$12,000	$12,000	$12,000
Net proceeds	$25,500	$63,000	$100,500	$138,000
SEC reporting and compliance	$15,000	$15,000	$15,000	$15,000
Office	$5,500	$6,500	$11,500	$16,500
Equipment	$5,000	$6,000	$11,500	$14,500
Software	-	$8,000	$10,500	$14,500
Website	-	$8,000	$9,500	$12,500
Marketing	-	$9,500	$22,500	$35,000
Sales	-	$10,000	$20,000	$30,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

We have not generated any revenue since inception on August 31, 2018.

Total expenses for the years ended July 31, 2021 and 2020 were $1,073 and $650, respectively, which were comprised of general and administrative fees of the Company.

Total expenses for the three months ended April 30, 2022 and 2021 were $6,667 and $244, respectively, which were comprised of general and administrative fees of the Company.

Total expenses for the nine months ended April 30, 2022 and 2021 were $23,389 and $777, respectively, which were comprised of general and administrative fees of the Company.

The Company recorded a net loss of $1,073 for the year ended July 31, 2021 and $650 for the year ended July 31, 2020.

The Company recorded a net loss of $6,667 and $244 for the three months ended April 30, 2022 and 2021, respectively.

The Company recorded a net loss of $23,389 and $777 for the nine months ended April 30, 2022 and 2021, respectively.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until the Company has had sufficient operations to provide a baseline.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2021, the Company had cash of $4,100 and our liabilities were $6,130, comprising $6,130 owed to Rodolfo Guerrero Angulo, our sole officer and director. We have recognized no revenue to date. During the period we incorporated, the Company prepared a business plan. As of April 30, 2022, the Company had cash of $1,643 and our liabilities were $33,994 comprising $1,450 deferred revenue and $32,544 owed to Rodolfo Guerrero Angulo, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $37,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we sold 4,500,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for total consideration of $4,500.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Rodolfo Guerrero Angulo, our sole officer and director, who has agreed to loan the Company funds to complete the registration process if offering proceeds are less than registration costs according to the Loan Agreements dated August 31, 2018 and April 20, 2022. Mr. Angulo’s agreements to provide us loans for registration costs is non-binding and there is no set date for the return of the funds. To proceed with our operations within 12 months, we need a minimum of $37,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public Company will be approximately $37,500.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting Company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $37,500 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

In General

Tofla Megaline was incorporated in the state of Nevada on August 31, 2018. We are development stage Company and intend to commence operations in the business of software development for robotic devices. We plan to provide easy-to-use, high quality and cost-effective automation AI solutions. Tofla Megaline will be focusing on both stand-alone and integrated solutions in order to cover a broader selection of services, especially in the surveillance area. Using autonomous robotic units as a means of surveillance is a new tendency all over the globe. Robotic units can be used for patrolling warehouses, malls, backyards, office areas and buildings etc. Our focus in going to be developing specialized software for the units that will cover all the necessary functionality for surveillance and data transfer. We intend to engage in business activity, however, there is no assurance that we will be successful in developing our marketable product.

The Company is going to specialize mostly in developing software for security needs. We intend to design and operate our systems as a solution to be integrated with already existing control equipment and security systems, or separately as standalone versions. We are also planning to extend the diversity of our products and develop software for service industry, like delivery services or health care. Our initial steps will be developing software which is easily integrated into existing security and video surveillance systems as well as custom solutions in addition to existing surveillance systems. We also consider developing software which can be programmed to move in a given direction for long distances, make time reminders, respond to voices, recognize and complete commands.

The software will be designed and created by our sole officer and president Rodolfo Guerrero Angulo. We intend to engage in business activity and be successful in developing our marketable product. Our principal office address is located at Manzanillo 33. Local E, Mexico, Col. Roma Nort, Mexico, 06700. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage Company and we have recognized no revenue to date. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Software Description

Robotic units using Tofla’s intended software are going to be programmed to follow specific routes while recording current situation with built-in cameras and analyzing it. Inner systems will use infrared lighting to allow the camera to take the picture at any time of the day and sensitive microphones for the most accurate recording of all sounds. Visual and audio data will be streamed to responsible personnel in real time and also recorded for storage at a remote server. The units will be able to detect security violations in and send notifications or pursue trespassers in order to identify and gather their parameters which may then be used for law enforcement purposes. The units will be capable of giving warnings using light and audio.

Tofla software will enable robots to operate both indoors and outdoors on different surfaces. Such robots may be easily stored at any location when not needed. However, their main focus will be patrolling shopping centers, supermarkets, parking lots, large Company offices, educational institutions, warehouses, private property and other locations. Depending on customers’ requirements we are planning to install additional functions and tune the standard ones.

Potential clients

We plan to offer our product to owners of big spaces such as parking lots, shopping malls, factories, corporate facilities, warehouses, restricted areas, private areas, airports, stations, educational and state institutions.

Marketing

We believe that the key marketing strategy for our type of business is online marketing. We plan to advertise our Company on the Internet via Google AdWords and Yahoo Ad Manager technologies using several online marketing strategies to attract users to our promotional website. It is going to contain information about the software we will develop, its applicable features, advantages and contact information. Tofla Megaline is also going to create and maintain profiles in social networking websites like Twitter, Facebook and Instagram. We intend to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its target market. We plan to sell our software through direct emails, phone calls, business meetings and corporate presentations as well.

Our sole officer and director, Rodolfo Guerrero Angulo, will be responsible for marketing of our product.

Even if we are able to obtain sufficient number of customers to buy our software, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

We will rely heavily on our clients recommending our technology to others in our target market.

Competition

Software development market is rapidly growing day by day and there is a big number of companies operating in this domain. Our key feature is developing software for security purposes, ranging from surveillance and transferring visual data to a remote server to pursuing potential trespassers. Entry level barriers of the industry are relatively low and accessible which leads to an extremely high level of competition. We believe there are not too many developers of security software in Mexico and there is a niche to be occupied. We intend to focus and attend to individual needs of each of our potential clients.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage Company and currently have 1 (one) employee who is Rodolfo Guerrero Angulo, our sole officer and director. We may hire employees on an as needed basis following the process of implementing our business plan.

Offices

Our business office is located at Manzanillo 33. Local E, Mexico, Col. Roma Nort, Mexico, 06700. This office space is provided by our President for the company's needs at no cost. There is no formal rent agreement. Our telephone number is +525541607366.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting him involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Rodolfo Guerrero Angulo Manzanillo 33. Local E, Mexico, Col. Roma Norte, 06700, Mexico	50	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Rodolfo Guerrero Angulo has acted as our President, Treasurer, Secretary and sole Director since we incorporated on August 31, 2018. Mr. Angulo owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Angulo was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Between 2011 and 2018, Mr. Angulo he worked such as IT project manager in real estate sector for Afkal Develop (Leon, Mexico). Mr. Angulo’s responsibilities included managing the Company’s projects and he was responsible for programming and extensions for project teams. In 2006, Mr. Angulo decided to change his field of work and started working as a freelance IT manager for small firm in Leon, Mexico, where he worked until 2011. Between 1996 and 2005, Mr. Angulo worked in the area of car dealership called Leonveh ltd. in Leon, Mexico. Mr. Angulo studied at University of Leon in Leon, Mexico from 1989 to 1995 and he did not graduate. Mr. Angulo prioritized experience in business over education. This enabled him to obtain more experience sooner and start new business with additional knowledge.

During the past ten years, Mr. Angulo has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Angulo was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Angulo’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Rodolfo Guerrero Angulo, who does not qualify as an independent director. Our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation, or audit committee.

EXECUTIVE AND MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 31, 2018 until April 30, 2022:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Rodolfo Guerrero Angulo, President, Secretary and Treasurer	August 31, 2018 to April 30, 2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Angulo currently devotes approximately twenty hours per week to manage the affairs of the Company.

He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (August 31, 2018) to April 30, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Rodolfo Guerrero Angulo	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rodolfo Guerrero Angulo will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Angulo’s purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Angulo, directly or indirectly, from the Company.

On May 20, 2021, we issued a total of 4,500,000 shares of common stock to Rodolfo Guerrero Angulo, our sole officer and director in consideration of $4,500. Further, effective August 31, 2018, Mr. Angulo formally agreed to advance funds to the Company to pay for professional fees and operating expenses under a $50,000 Loan Agreement. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and is has no fixed due date, therefore is considered due on demand. As of April 30, 2022, Mr. Angulo has advanced to us $32,544. Mr. Angulo will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Angulo. Rodolfo Guerrero Angulo will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Angulo does not bear interest.

On April 20, 2022, Mr. Angulo formally agreed to advance additional funds to the Company to pay for professional fees and operating expenses under another $50,000 Loan Agreement.. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and has no fixed due date, therefore it is considered due on demand.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Rodolfo Guerrero Angulo Manzanillo 33.Local E, Mexico, Col. Roma Norte, 06700, Mexico	4,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of the Prospectus date, there were 4,500,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,500,000 shares of common stock were issued to our sole officer and director, all of which are securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.03 per share.

This is a self-underwritten offering, and Mr. Angulo, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Angulo will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of him participation; and,

2. Our sole officer and director will not be compensated in connection with him participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will he be at the time of him participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restrict his participation to any one or more of the following activities:

A. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C. Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker- dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-  execute and deliver a subscription agreement;

-  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Tofla Megaline. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of the Prospectus, there are 4,500,000 shares of our common stock issued and outstanding held by one registered stockholder of record. There are no shares of preferred stock issued and outstanding. Our sole officer and director, Rodolfo Guerrero Angulo, is the owner of the 4,500,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Tofla Megaline or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Mac Accounting Group, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. The auditors have presented their report with respect to our audited financial statements.

LEGAL MATTERS

Jack Brannelly of BrannellyLaw, PLLC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

INDEX TO THE FINANCIAL STATEMENTS

Our fiscal year end is July 31, 2021. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Mac Accounting Group, LLP. Our audited financial statements for the years ended July 31, 2021 and 2020, along with our financial statements for the three and nine months ended April 30, 2022 and 2021, immediately follow.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Tofla Megaline

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Tofla Megaline as of July 31, 2021 and 2020, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Tofla Megaline as of July 31, 2021 and 2020, and the results of its operations and its cash flows for each of the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has generated no revenues since inception, suffered recurring losses from operations, and further losses are expected in the development of its business. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the public company accounting oversight board (United States) ("PCAOB") and are required to be independent with respect to Tofla Megaline in accordance with the U.S. federal securities laws and the applicable rules and regulations of the securities and exchange commission and the PCOAB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Tofla Megaline is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Mac Accounting Group, LLP

We have served as Tofla Megaline's auditor since 2021.

Midvale, Utah

October 22, 2021

TOFLA MEGALINE

BALANCE SHEETS

	July 31, 2021	July 31, 2020
ASSETS
Current Assets
Cash	$4,100	$-
Prepaid Expense	3,451	-
Total Current Assets	7,551	-

TOTAL ASSETS	$7,551	$-

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Related Party Loan	$6,130	$2,006
Total Current Liabilities	6,130	2,006
Total Liabilities	6,130	2,006
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized, 4,500,000 and 0 shares issued and outstanding as of July 31, 2021 and 2020, respectively	4,500	-
Accumulated Deficit	(3,079)	(2,006)
Total Stockholders’ Equity (Deficit)	1,421	(2,006)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$7,551	$-

The accompanying notes are an integral part of these audited financial statements.

TOFLA MEGALINE

STATEMENT OF OPERATIONS

	Year Ended July 31,
	2021	2020

Revenues	$-	$-
Operating Expenses
General and administrative expenses	1,073	650
Total operating expenses	1,073	650
Net loss from operations	(1,073)	(650
Provision for income taxes	-	-
Net loss	$(1,073)	$(650)

Loss per common share – Basic & Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	887,671	-

The accompanying notes are an integral part of these audited financial statements.

TOFLA MEGALINE

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total
	Shares	Amount

Balance as of July 31, 2019	-	$-	$-	$(1,356)	$(1,356)
Net loss for the period	-	-	-	(650)	(650)

Balance as of July 31, 2020	-	-	-	(2,006)	(2,006)

Common shares issued for cash at $0.001	4,500,000	4,500	-	-	4,500
Net loss for the period	-	-	-	(1,073)	(1,073)

Balance as of July 31, 2021	4,500,000	$4,500	$-	$(3,079)	$1,421

The accompanying notes are an integral part of these audited financial statements.

TOFLA MEGALINE

STATEMENTS OF CASH FLOWS

	Year ended July 31,
	2021	2020
OPERATING ACTIVITIES
Net Income	$(1,073)	$(650)
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid Expense	(3,451)	650
Cash flows (used in) provided by operating activities	(4,524)	-

INVESTING ACTIVITIES
Cash flows (used in) provided by investing activities	-	-

FINANCING ACTIVITIES
Proceeds from the sale of common stock	4,500	-
Proceeds from related party loan	4,124	-
Cash Flows provided by Financing Activities	8,624	-

Net cash increase for period	4,100	-
Cash at the beginning of period	-	-
Cash at end of period	$4,100	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these audited financial statements.

TOFLA MEGALINE

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

TOFLA MEGALINE (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 31, 2018 (Inception). We are a development stage Company and intend to commence operations in the business of developing the software based on the Segway technologies in Mexico.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has generated no revenues since inception and incurred a loss of $1,073 and $650 during the years ended July 31, 2021 and 2020, respectively. The Company has incurred losses since inception resulting in an accumulated deficit of $3,079 as of July 31, 2021 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a July 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight-line method over the estimated life of the asset, which is 3 years.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On May 20, 2021 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500 to a related party (see NOTE 5).

As of July 31, 2021, the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

Effective August 31, 2018 the Company’s CEO and sole director formally agreed to advance funds to the Company to pay for professional fees and operating expenses under a Loan Agreement. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and is has no fixed due date, therefore is considered due on demand. As of July 31, 2021, the Company’s CEO and sole director had advanced the Company $6,130 under the Loan Agreement, of which $4,124 and $0 was advanced during the years ended July 31, 2021 and 2020, respectively.

On May 20, 2021, the Company sold 4,500,000 shares of common stock at a price of $0.001 per share to its CEO and sole director (see NOTE 4).

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has entered into no contractual commitments as of July 31, 2021.

Litigation

The Company was not subject to any legal proceedings during the period from August 31, 2018 (Inception) to July 31, 2021 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31, 2021 to the date the financial statements were issued and has determined that there are no items to disclose.

TOFLA MEGALINE

CONDENSED BALANCE SHEETS

	April 30, 2022	July 31, 2021
	(Unaudited)
ASSETS
Current Assets
Cash	$1,643	$4,100
Inventory Assets	39
Prepaid Expense	5,272	3,451
Total Current Assets	6,954	7,551

Intangible Assets, Net	5,072	-

TOTAL ASSETS	$12,026	$7,551

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Director's Loan	$32,544	$6,130
Deferred Revenue	1,450	-
Total Current Liabilities	33,994	6,130
Total Liabilities	33,994	6,130
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized, 4,500,000 shares issued and outstanding as of April 30, 2022 and July 31, 2021	4,500	4,500
Accumulated Deficit	(26,468)	(3,079)
Total Stockholders’ Equity (Deficit)	(21,968)	1,421
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$12,026	$7,551

The accompanying notes are an integral part of these condensed unaudited financial statements.

TOFLA MEGALINE

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021

Revenues	$-	$-	$-	$-
Operating Expenses
General and administrative expenses	3,950	244	18,486	777
Amortization Expense	527	-	1,253	-
Server rental	2,190	-	3,650	-
Total Operating Expenses	6,667	244	23,389	777
Net loss from operations	(6,667)	(244)	(23,389)	(777)
Provision for income taxes	-	-	-	-
Net loss	$(6,667)	$(244)	$(23,389)	$(777)

Loss per common share – Basic & Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,500,000	-	4,500,000	-

The accompanying notes are an integral part of these condensed unaudited financial statements.

TOFLA MEGALINE

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’  EQUITY (DEFICIT)

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in-Capital	Accumulated deficit	Total

Balance as of July 31, 2020 (audited)	-	$-	$-	$(2,006)	$(2,006)
Net loss for the period	-	-	-	(163)	(163)
Balance as of October 31, 2020	-	-	-	(2,169)	(2,169)
Net loss for the period	-	-	-	(370)	(370)
Balance as of January 31, 2021				(2,539)	(2,539)
Net loss for the period	-	-	-	(244)	(244)
Balance as of April 30, 2021	-	$-	$-	$(2,783)	$(2,783)

Balance as of July 31, 2021 (audited)	4,500,000	$4,500	$-	$(3,079)	$1,421
Net loss for the period	-	-	-	(11,400)	(11,400)
Balance as of October 31, 2021	4,500,000	4,500		(14,479)	(9,979)
Net loss for the period	-	-	-	(5,322)	(5,322)
Balance as of January 31, 2022	4,500,000	4,500		(19,801)	(15,301)
Net loss for the period	-	-	-	(6,667)	(6,667)
Balance as of April 30, 2022	4,500,000	$4,500	$-	$(26,468)	$(21,968)

The accompanying notes are an integral part of these condensed unaudited financial statements.

TOFLA MEGALINE

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended April 30,
	2022	2021
OPERATING ACTIVITIES
Net Loss	$(23,389)	$(777)
Adjustments to reconcile Net Loss to net cash provided by operations:
Accumulated Amortization	1,253	-
Changes in operating assets and liabilities:
Prepaid Expense	(1,821)	(277)
Prepaid income	1,450	-
Accounts Payable	(39)	-
Cash Flows (used in) Operating Activities	(22,546)	(1,054)

INVESTING ACTIVITIES
Purchase of intangible assets	(6,325)	-
Cash Flows (used in) Investing Activities	(6,325)	-

FINANCING ACTIVITIES
Proceeds from related party loan	26,414	1,124
Cash Flows provided by Financing Activities	26,414	1,124

Net cash increase (decrease) for period	(2,457)	70
Cash at beginning of period	4,100	-
Cash at end of period	$1,643	$70

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these condensed unaudited financial statements.

TOFLA MEGALINE

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2022

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

TOFLA MEGALINE (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 31, 2018 (Inception). We are development stage Company and intend to commence operations in the business of developing the software for security systems in Mexico.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

For the three months and nine months ended April 30, 2022 we incurred a net loss of $6,667 and $23,389, respectively. Tofla Megaline has incurred a loss since Inception (August 31, 2018) resulting in an accumulated deficit of $26,468 as of April 30, 2022 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are presented in US dollars and the Company has adopted a July 31 fiscal year end.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months and nine months ended April 30, 2022, are not necessarily indicative of the operating results that may be expected for the year ending July 31, 2022. These unaudited condensed consolidated financial statements should be read in conjunction with the July 31, 2021 audited financial statements and notes thereto.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight-line method over the estimated life of the asset, which is 3 years.

Intangible Asset

The Company accounts for its intangible assets in accordance with ASC Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC Subtopic 350-30 requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

During the nine months ended April 30, 2022 the Company capitalized website development costs of $6,325, which is being amortized over a 3 year life, and recognized $1,253 worth of amortization expense.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the performance obligations in the contract. Step 2: Determine the transaction price. Step 3. Get a prepayment. Step 4: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s revenues are recognized at a point-in-time as ownership of software (when it is approved by the customer) is transferred at a distinct point in time per the terms of a contract. The Company shall not be liable for any failure to perform its obligations if such failure is due to circumstances beyond its reasonable control. Any liability of the Company shall be limited to the total of all amounts paid by the customer for services under the contract.

The Company plans to collect payment from customers prior to transferring ownership of the software and may require deposits from customers at the time an order is placed. When deposits are collected prior to transferring ownership of the software the Company recognizes deferred revenue until the transfer is made. As of April 30, 2022 and July 30, 2021, the Company had total deferred revenue of $1,450 and $0, respectively.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On May 20, 2021 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500 to a related party (see NOTE 5).

As of April 30, 2022, the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities.

Effective August 31, 2018 the Company’s CEO and sole director formally agreed to advance funds to the Company to pay for professional fees and operating expenses under a $50,000 Loan Agreement. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and has no fixed due date, therefore it is considered due on demand. As of April 30, 2022, the Company’s CEO and sole director had advanced the Company $32,544 under the Loan Agreement, of which $26,414 was advanced during the nine months ended April 30, 2022

On May 20, 2021, the Company sold 4,500,000 shares of common stock at a price of $0.001 per share to its director (see NOTE 4).

Effective April 20, 2022 the Company’s CEO and sole director formally agreed to advance additional funds to the Company to pay for professional fees and operating expenses under a second $50,000 Loan Agreement. The second Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and has no fixed due date, therefore it is considered due on demand. As of April 30, 2022 no amounts are outstanding for this second Loan Agreement.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has entered into no contractual commitments as at April 30, 2022.

Litigation

The Company was not subject to any legal proceedings during the period from August 31, 2018 (Inception) to April 30, 2022 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2022 to the date the financial statements were issued and has determined that there are no items to disclose.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$16
Auditor Fees and Expenses	$10,000
Legal Fees and Expenses	$500
Other Fees	$1,483
TOTAL	$12,000

All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Tofla Megaline’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Tofla Megaline Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address Date Shares Consideration

Name and Address	Date	Shares	Consideration
Rodolfo Guerrero Angulo Manzanillo 33. Local E, Mexico, Col. Roma Norte, 06700, Mexico	May 20, 2021	4,500,000	$4,500

We issued the foregoing shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number Description of Exhibit

#	Description
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1***	Opinion of BrannellyLaw, PLLC
10.1**	Loan Agreement dated August 31, 2018
10.2****	Loan Agreement dated April 20, 2022
23.1	Consent of Mac Accounting Group, LLP
99.1*	Form of Subscription Agreement

* - previously submitted on October 22, 2021

** - previously submitted on December 29, 2021

*** - previously submitted on March 17, 2022

**** - previously submitted on April 29, 2022

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mexico, Mexico, on June 14, 2022.

TOFLA MEGALINE CORPORATION

By: /s/ Rodolfo Guerrero Angulo

Name: Rodolfo Guerrero Angulo

Title: President, Treasurer and Secretary

(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Rodolfo Guerrero Angulo

Title: President, Treasurer, Secretary and Director

(Principal Executive, Financial and Accounting Officer)

Date: June 14, 2022